Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AmeriCredit Automobile Receivables Trust 2005-B-M, relating to the Automobile Receivables Backed Notes, comprising part of the Registration Statement (No. 333-121120) of AmeriCredit Financial Services, Inc., of our report dated March 16, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.’s Form 10-K for the year ended December 31, 2004. We also consent to the consolidated financial statements of MBIA Insurance Corporation, which is included in Exhibit 99.1 of MBIA Inc.’s Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewarehouseCoopers LLP

New York, New York
May 25, 2005